Exhibit 99.1

Proficient Alpha Acquisition Corp. Announces the Separate Trading of its Common Stock, Warrants and Rights

NEW YORK, NY, June 18, 2019– Proficient Alpha Acquisition Corp. (the “Company”) announced today that, commencing June 20, 2019, holders of the 11,500,000 units sold in the Company’s initial public offering may elect to separately trade shares of the Company’s common stock, warrants and rights included in the units. Common stock, warrants and rights that are separated will trade on The Nasdaq Capital Market under the symbols “PAAC,” “PAACW” and “PAACR,” respectively. Those units not separated will continue to trade on The Nasdaq Capital Market under the symbol “PAACU.” Holders of units will need to have their brokers contact American Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into shares of common stock, warrants and rights.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on May 29, 2019. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Proficient Alpha Acquisition Corp.

Proficient Alpha Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company intends to focus its search on companies which provide financial services in Asia, primarily China.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Tracy Luo

Chief Financial Officer

Proficient Alpha Acquisition Corp.

Info@paac-us.com